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Exhibit 10.35

AMENDMENT NO. 5
TO
LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 20th day of December, 2007, by and between CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation ("Borrower"), and SILICON VALLEY BANK ("Bank"). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

        A.    Borrower and Bank have entered into that certain Loan and Security Agreement dated as of September 25, 2003 (as amended to date, the "Loan Agreement"), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.

        B.    Borrower desires that Bank amend the Loan Agreement to, among other things, extend the maturity of the credit facility, modify certain financial covenants and increase the amount available for advances under the Loan Agreement.

        C.    Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

        1.     Amendments to Loan Agreement.

          1.1   Section 6.3 (Financial Statements, Reports, Certificates).    Subsection (a) of Section 6.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 5 days after filing with the SEC and in no event later than 50 days after the end of each fiscal quarter and 95 days after the end of each fiscal year, the Borrower's 10K and 10Q reports; (ii) a Compliance Certificate together with delivery of the 10K and 10Q reports; (iii) within 45 days after the end of each fiscal year, annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower's board of directors, together with any related business forecasts used in the preparation of such annual financial projections; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $10,000,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (vi) together with the financial statements and projections delivered in accordance with items (i) and (iii) above, company-prepared financial statements and projections for the same periods exclusive of results attributable to SunPower Corporation.

  Borrower's 10K and 10Q reports required to be delivered pursuant to Section 6.3(a)(i) shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower's website on the Internet; provided, that Borrower shall provide paper copies to Bank of the Compliance Certificates required by Section 6.3(a)(ii)."

          1.2   Section 6.7 (Financial Covenants).    The Tangible Net Worth covenant set forth in Section 6.7(a) of the Loan Agreement is hereby deleted in its entirety, and replaced with the following:

          "(a) Minimum Net Worth.    Net Worth of not less than $450,000,000, exclusive of Borrower's interest in SunPower Corporation, and increasing by fifty percent (50%) of net income (calculated in accordance with GAAP) for each fiscal quarter commencing December 31, 2007, but without effect for any loss."

          1.3   Section 6.7 (Financial Covenants).    A new sentence is added to the end of Section 6.7 as follows:

            "For purposes of calculating all financial covenants hereunder, Borrower shall exclude amounts attributable to SunPower Corporation."

          1.4   Section 13 (Definitions).    Section 13 of the Loan Agreement is amended in the following manner:

            (a)   A new definition is added as follows:

            "Net Worth" means, on any date of determination, the consolidated total assets of Borrower minus consolidated total liabilities (in each case in accordance with GAAP), and plus up to $300,000 in the aggregate for repurchases of Borrower's stock from December 20, 2007 forward."

            (b)   The definitions for the following terms are amended and restated in their entirety as follows:

            "Committed Revolving Line" is an Advance or Advances not to exceed a principal amount outstanding at any time of $55,000,000.

            "Maturity Date" is December 20, 2008.

        2.     BORROWER'S REPRESENTATIONS AND WARRANTIES.    Borrower represents and warrants that:

          (a)   immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

          (b)   Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

          (c)   the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          (d)   the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

          (e)   this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

        3.     LIMITATION.    The consents, amendments and modifications set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

        4.     EFFECTIVENESS.    This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

          4.1   Amendment.    Borrower and Bank shall have duly executed and delivered this Amendment to Bank and each Guarantor shall have duly executed and delivered a Reaffirmation in the form attached hereto.

          4.2   Payment of Loan Fee.    Borrower shall have paid to Bank a loan fee in the amount of $137,500.

          4.3   Payment of Bank Expenses.    Borrower shall have paid all Bank Expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment.

        5.     COUNTERPARTS.    This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

        6.     INTEGRATION.    This Amendment, the Loan Documents and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment or the Loan Documents; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

        7.     GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	CYPRESS SEMICONDUCTOR CORPORATION a Delaware corporation
	By:	/s/ NEIL WEISS
	Printed Name:	Neil Weiss
	Title:	Senior Vice President, Treasurer
BANK:	SILICON VALLEY BANK
	By:	/s/ TOM SMITH
	Printed Name:	Tom Smith
	Title:	Senior Relationship Manager

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  Exhibit 10.35
AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT